UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 14, 2005

Paxson Communications Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Clearwater Park Road, West Palm Beach, Florida		33401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-659-4122

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 14, 2005, the Compensation Committee of the Board of Directors of the Registrant (the "Committee") amended all unvested options to purchase shares of the Registrant’s Class A common stock held by current employees of the Registrant, including each current executive officer of the Registrant who constitutes a "Named Executive Officer" (as that term is defined in Item 402(a)(3) of Regulation S-K), to permit the unvested options to be exercised prior to vesting for unvested shares of restricted stock during a one business day period commencing promptly after the filing with the Securities and Exchange Commission of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004. The Registrant effected this amendment to provide option holders, including the aforementioned executive officers, the opportunity to exercise their options and acquire unvested shares of restricted stock in order to avoid the potential adverse tax effects of newly-enacted section 409A of the Internal Revenue Code of 1986, as amended, on their unvested options.

During January 2005, the Committee determined, with respect to each current executive officer of the Registrant who constitutes a "Named Executive Officer," such executive officer's bonus for 2004 and base salary for calendar year 2005. Mr. Paxson’s annual base salary is established pursuant to the terms of his employment agreement and not by the Committee. The other executive officers named below received 3% salary increases for 2005. The table below sets forth, for Mr. Paxson and each such other executive officer, the total amount of 2004 bonus consideration paid to him by the Registrant and his 2005 base salary:

Name and Position: Lowell W. Paxson, Chairman and Chief Executive Officer
2004 Total Cash Bonus: $517,000
2005 Base Salary: $968,000

Name and Position: Dean M. Goodman, President and Chief Operating Officer
2004 Total Cash Bonus: $353,025
2005 Base Salary: $538,690

Name and Position: Richard Garcia, Senior Vice President and Chief Financial Officer
2004 Total Cash Bonus: $78,300
2005 Base Salary: $298,700

On March 14, 2005, the Registrant entered into an Amendment to Employment Agreement with Richard Garcia, Senior Vice President and Chief Financial Officer of the Registrant, effective as of January 1, 2005. The amendment increased from 40% to 80%, for calendar year 2005 and each calendar year thereafter during the term of Mr. Garcia’s employment agreement, the maximum amount, expressed as a percentage of Mr. Garcia’s base salary, which Mr. Garcia will be eligible to receive as bonus compensation for the applicable calendar year. Further, the amendment modified Mr. Garcia’s employment agreement such that:

· Mr. Garcia is entitled to travel, at the Registrant’s expense, in business class or, if unavailable, first class, on any business travel reimbursable by the Registrant;

· Mr. Garcia’s resignation of his employment with the Registrant as a result of a material, adverse change in Mr. Garcia’s position, duties, or responsibilities would constitute "Employee’s Termination for Good Reason" for purposes of Mr. Garcia’s employment agreement, entitling Mr. Garcia to receive severance compensation; and

· in the event of a termination of employment which entitles Mr. Garcia to severance compensation in the form of salary continuation and which occurs six months before, or within two years after, a Change in Control (as defined in Mr. Garcia’s employment agreement), Mr. Garcia will be entitled to 24 months of severance in the form of salary continuation instead of 12 months.

The foregoing description of the Amendment to Employment Agreement is a general description only and is qualified in its entirety by reference to the Amendment to Employment Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 17, 2005, the Board of Directors of the Registrant appointed William Lawrence Patrick as a Class II director of the Registrant for a term expiring at the 2005 annual meeting of stockholders of the Registrant. Mr. Patrick’s membership on any committees of the Board of Directors of the Registrant has not yet been determined. The Registrant has furnished the press release announcing Mr. Patrick’s appointment as Exhibit 99.2 to this Form 8-K. Exhibit 99.2 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

c) Exhibits.

The following item is filed as an Exhibit to this Report:

99.1 Amendment to Employment Agreement between the Registrant and Richard Garcia (filed pursuant to Item 1.01)

The following item is furnished as an Exhibit to this Report:

99.2 Press release of Paxson Communications Corporation dated March 18, 2005 (furnished pursuant to Item 5.02)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paxson Communications Corporation

March 18, 2005	By:	Adam K. Weinstein

Name: Adam K. Weinstein
Title: Senior Vice President, Secretary and Chief Legal Officer

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Exhibit Index

Exhibit No.	Description

99.1	Amendment to Employment Agreement between the Registrant and Richard Garcia (filed pursuant to Item 1.01)
99.2	Press release of Paxson Communications Corporation dated March 18, 2005